Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyondell Chemical Company of our reports dated (i) March 16, 2005 relating to consolidated financial statements of Lyondell Chemical Company, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting; (ii) March 16, 2005 relating to the consolidated financial statements of Equistar Chemicals, LP, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting; and (iii) February 26, 2005, relating to the financial statements of LYONDELL-CITGO Refining LP, which appear in Lyondell Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2005 relating to the financial statements, which appears in the Annual Report of Lyondell Chemical Company 401(K) and Savings Plan on Form 11-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

December 23, 2005